PURCHASE AND SALE AGREEMENT


                                 by and between


                        ONE FEDERAL STREET JOINT VENTURE,
                       a Massachusetts general partnership


                                       and


                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
                         a Delaware limited partnership



                          Property Name: Regency Square
                          Location: Richmond, Virginia






                               Date: July 16, 1997








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                                TABLE OF CONTENTS


      ARTICLE 1 - SALE OF PROPERTY.........................................  1
            1.1   Real Property............................................  1
            1.2   Personal Property........................................  1
            1.3   Other Property Rights....................................  1

      ARTICLE 2 - PURCHASE PRICE...........................................  2
            2.1   Deposit Money............................................  2
            2.2   Cash at Closing..........................................  3

      ARTICLE 3 - TITLE MATTERS............................................  3
            3.1   Title to Real Property...................................  3
            3.2   Title Defects............................................  4
                  3.2.1 Certain Exceptions to Title........................  4
                  3.2.2 Discharge of Title Objections......................  5
            3.3   Title Insurance; Survey..................................  5

      ARTICLE 4 - BUYER'S DUE DILIGENCE/CONDITION OF THE PROPERTY..........  5

      ARTICLE 5 - ADJUSTMENTS AND PRORATIONS...............................  6
            5.1   Lease Rentals and Expenses...............................  6
                  5.1.1 Rents..............................................  6
                  5.1.2 Lease Expenses.....................................  7
                  5.1.3 Overage Rents......................................  7
                  5.1.4 Common Area Maintenance, Central Plant and Similar
                        Charges............................................  8
            5.2   Real Estate and Personal Property Taxes..................  9
            5.3   Other Property Operating Expenses........................  9
            5.4   Closing Costs............................................  9
            5.5   Cash Security Deposits................................... 10
            5.6   Apportionment Credit..................................... 10
            5.7   Delayed Adjustment....................................... 10

      ARTICLE 6 - CLOSING.................................................. 10
            6.1   Closing Date............................................. 10
            6.2   Title Transfer and Payment of Purchase Price............. 11
            6.3   Seller's Closing Deliveries.............................. 11
            6.4   Buyer Closing Deliveries................................. 15
            6.5   Delivery of Deed......................................... 15





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      ARTICLE 7 - CONDITIONS TO CLOSING.................................... 15
            7.1   Seller's Obligations..................................... 16
            7.2   Buyer's Obligations...................................... 16
            7.3   Waiver of Failure of Conditions Precedent................ 17

      ARTICLE 8 - REPRESENTATIONS AND WARRANTIES........................... 17
            8.1   Buyer's Representations.................................. 17
                  8.1.1 Buyer's Authorization.............................. 17
            8.2   Seller's Representations................................. 17
                  8.2.1 Seller's Authorization............................. 17
                  8.2.2 Other Seller's Representations..................... 18
            8.3   General Provisions....................................... 20
                  8.3.1 Definition of "Seller's Knowledge"................. 20
                  8.3.2 Seller's Representations Deemed Modified........... 20
                  8.3.3 Notice of Breach; Seller's Right to Cure........... 21
                  8.3.4 Survival; Limitation on Seller's Liability......... 22

      ARTICLE 9 - COVENANTS................................................ 22
            9.1   Buyer's Covenants........................................ 22
                  9.1.1 Confidentiality.................................... 22
                  9.1.2 Approvals not a Condition to Buyer's Performance... 23
                  9.1.3 Buyer's Indemnity; Delivery of Reports............. 23
                  9.1.4 Limit on Government Contacts....................... 24
                  9.1.5 Buyer's Indemnification of Seller.................. 24
            9.2   Seller's Covenants....................................... 25
                  9.2.1 Service Contracts.................................. 25
                  9.2.2 Maintenance of Property............................ 25
                  9.2.3 Access to Property................................. 25
                  9.2.4 Additional Covenants............................... 26
                  9.2.5 Marketing.......................................... 26
                  9.2.6 Seller's Indemnification of Buyer.................. 26
            9.3   Mutual Covenants......................................... 27
                  9.3.1 Publicity.......................................... 27
                  9.3.2 Investment Banker.................................. 27
                  9.3.3 Tax Contests; Tax Refunds and Credits.............. 27
                  9.3.4 Survival........................................... 28

      ARTICLE 10 - FAILURE OF CONDITIONS................................... 28
            10.1  To Seller's Obligations.................................. 28
            10.2  To Buyer's Obligations................................... 29






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      ARTICLE 11 - CONDEMNATION/CASUALTY................................... 29
            11.1  Condemnation............................................. 29
                  11.1.1 Right to Terminate................................ 29
                  11.1.2 Assignment of Proceeds............................ 29
            11.2  Destruction or Damage.................................... 30
            11.3  Insurance................................................ 30
            11.4  Effect of Termination.................................... 30
            11.5  Waiver................................................... 31

      ARTICLE 12 - ESCROW.................................................. 31

      ARTICLE 13 - LEASING MATTERS......................................... 32
            13.1  New Leases............................................... 32
            13.2  Lease Expenses........................................... 33
            13.3  Other Lease Activity..................................... 34
            13.4  Lease Enforcement........................................ 34
            13.5  Lease Termination Prior to Closing....................... 34
            13.6  Prospective Leases....................................... 35

      ARTICLE 14 - MISCELLANEOUS........................................... 35
            14.1  Buyer's Assignment....................................... 35
            14.2  Designation Agreement.................................... 35
            14.3  Survival/Merger.......................................... 36
            14.4  Integration; Waiver...................................... 36
            14.5  Governing Law............................................ 36
            14.6  Captions Not Binding; Schedules and Exhibits............. 36
            14.7  Binding Effect........................................... 36
            14.8  Severability............................................. 36
            14.9  Notices.................................................. 37
            14.10 Counterparts............................................. 38
            14.11 No Recordation........................................... 38
            14.12 Additional Agreements; Further Assurances................ 38
            14.13 Construction............................................. 38
            14.14 ERISA.................................................... 38
            14.15 Business Day............................................. 39
            14.16 Seller's Maximum Aggregate Liability..................... 39
            14.17 Like-Kind Exchange....................................... 39








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                                    EXHIBITS

Exhibit A     -   Legal Description
Exhibit B     -   List of Contracts and Leasing Commissions Due
Exhibit C     -   Title Report
Exhibit D     -   List of REA Parties
Exhibit E     -   Form of Irrevocable Letter of Credit
Exhibit F     -   Reserved
Exhibit G     -   Form of Buyer's As-Is Certificate and Agreement
Exhibit H     -   Form of Special Warranty Deed
Exhibit I     -   Form of Bill of Sale
Exhibit J     -   Form of Assignment of Leases
Exhibit K-1   -   List of Leases
Exhibit K-2   -   List of Prospective Tenants
Exhibit L     -   Form of Assignment of Contracts
Exhibit M-1   -   List of Major Tenants
Exhibit M-2   -   Form of Tenant Estoppel Letter
Exhibit M-3   -   Form of Seller's Estoppel Certificate
Exhibit M-4   -   Form of REA Estoppel Certificate
Exhibit N     -   Form of Notice to Tenants
Exhibit O     -   Form of Seller's FIRPTA Affidavit
Exhibit P     -   Form of Buyer's ERISA Representation
Exhibit Q     -   Litigation Notices, Contract Defaults and Governmental
                  Violations and Lease Defaults






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                             INDEX OF DEFINED TERMS
                             ----------------------


Defined Term                                                   Article/Section
------------                                                   ---------------


Agent             ........................................................14.2
Agreement         ....................................................Recitals
Anchor Tenants    ......................................................6.3(e)
Assignment of Contracts.................................................6.3(d)
Assignment of Leases....................................................6.3(c)
Balance           .........................................................2.2
Buyer             ....................................................Recitals
Buyer's knowledge........................................................8.3.2
Buyer's Representatives..................................................8.3.2
Charges           .......................................................5.1.4
Closing           .........................................................6.1
Closing Date      .........................................................6.1
Contracts         ......................................................6.3(d)
Deed              ......................................................6.3(a)
Deposit           .........................................................2.1
Designated Employee......................................................8.3.1
Due Diligence     ...........................................................4
Due Diligence Period.........................................................4
Election Notice   ........................................................11.2
ERISA             ......................................................6.4(e)
Escrow Agent      .........................................................2.1
Escrow Deposits   ..........................................................12
Hazardous Material.......................................................9.1.4
Investment Banker .......................................................9.1.3
Lease Expenses    ........................................................13.2
Leases            ......................................................6.3(c)
Letter of Credit  .........................................................2.1
Major Tenants     ......................................................6.3(e)
Mandatory Cure Amount....................................................3.2.1
New Lease         .....................................................13.2(b)
Other Liens       .......................................................3.2.1
Other Property Rights......................................................1.3
Other Tenants     ......................................................6.3(e)
Owner's Title Policy.......................................................3.3
Permitted Exceptions................................................3.1, 3.2.1
Personal Property .........................................................1.2
Property          ....................................................Recitals





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                                                                Article/Section
                                                                ---------------


Property Documents......................................................6.3(j)
Proprietary Materials......................................................1.2
Purchase Price...............................................................2
REA's...................................................................6.3(o)
REA Parties.............................................................6.3(o)
Real Property..............................................................1.1
Release..................................................................9.3.1
Reporting Person.......................................................14.2(a)
Reporting Requirements....................................................14.2
Seller................................................................Recitals
Seller's knowledge.......................................................8.3.1
Seller's Liens...........................................................3.2.1
Seller Parties...........................................................9.1.3
Survey.....................................................................3.1
Title Company..............................................................3.1
Title Objections.........................................................3.2.1
Title Report...............................................................3.1
Transaction................................................................3.3





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



                           PURCHASE AND SALE AGREEMENT
                           ---------------------------

      THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made as of this 16th day of July, 1997, by and between ONE FEDERAL STREET JOINT VENTURE, a Massachusetts general partnership ("Seller"), and THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, a Delaware limited partnership ("Buyer").

                              W I T N E S S E T H:

In consideration of the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:

                          ARTICLE 1 - SALE OF PROPERTY

Seller agrees to sell, transfer and assign and Buyer agrees to purchase, subject to the terms and conditions stated herein, all of Seller's right, title and interest in and to the following (herein collectively called the "Property"):

      1.1 Real Property. That certain parcel of real estate located in Richmond, Virginia, and legally described in Exhibit A attached hereto and incorporated herein by this reference, together with all buildings, improvements and fixtures located thereon and all rights, privileges and appurtenances pertaining thereto including all of Seller's right, title and interest in and to all rights of way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto (herein collectively called the "Real Property"); and

      1.2 Personal Property. All tangible personal property owned by Seller (excluding any computer or computer equipment and software owned by Seller or Seller's property manager), located on the Real Property, and used in the ownership, operation and maintenance of the Real Property (provided that during the Due Diligence Period, at Buyer's request, the parties shall mutually approve a schedule of tangible personal property owned by Seller to be expressly included in the Personal Property transferred at Closing) and all books, records and files (excluding appraisals, budgets, Seller's strategic plans for the Property, internal analyses, marketing information regarding the sale of the Property, submissions relating to Seller's obtaining of corporate authorization, attorney and accountant work product, or other information in the possession or control of Seller or Seller's property manager which Seller deems proprietary (collectively, "Proprietary Materials")) relating to the Real Property (herein collectively called the "Personal Property"); and

      1.3 Other Property Rights. (a) Seller's interest as landlord in all leases, licenses and occupancy agreements encumbering the Real Property on the Closing Date (as defined in Section 6.1) including, without limitation, those existing leases described on Exhibit K-1; and (b) if and to the extent assignment is not prohibited by their terms, (i) all service, supply, maintenance, utility and commission agreements, all equipment leases, and all contracts, subcontracts and agreements relating to the construction of any unfinished tenant improvements described in Exhibit B attached hereto and incorporated herein by this reference, and (ii) all rights of Seller under REA's (as hereinafter defined), licenses, permits, certificates of occupancy, consents, variances, waivers, approvals, and other written authorizations with respect to the Real Property or Personal Property; and (c) all rights of Seller (if any) to the name "Regency Square", to the extent such rights are assignable without expense to Seller (it being acknowledged by Buyer that Seller does not have exclusive rights to use such name and that Seller has not registered the same in any manner) and any other tradenames, trademarks, service marks and logos with respect to the Property, and (d) all rights of Seller in all tenant lists, telephone exchange numbers, internet addresses, business licenses, advertising and promotional materials; environmental, engineering, soil, boundary, topographical and traffic studies, reports, and surveys; plans, specifications and drawings; development rights; warranties, guaranties, representations and covenants; and all other rights of Seller relating exclusively to the Real Property or Personal Property (except for the property excluded under Section 1.2 above) (the rights and interests of Seller described in clauses (a) through (d) hereinabove being herein collectively called the "Other Property Rights").

                           ARTICLE 2 - PURCHASE PRICE

The total purchase price to be paid by Buyer for the purchase of the Property is the sum of ONE HUNDRED TWENTY-FOUR MILLION AND NO/100 DOLLARS ($124,000,000) in immediately available funds (the "Purchase Price"). The Purchase Price shall be paid in the following manner:

      2.1 Deposit Money. Upon the expiration of the Due Diligence Period, Buyer shall deposit the sum of FIVE MILLION AND NO/100 DOLLARS
            ($5,000,000)  in  immediately  available  funds  as a  deposit  (the
            "Deposit") with First American Title Insurance Company, whose mailing address is 30 North LaSalle Street, Suite 310, Chicago, Illinois 60602, Attention: Mary Lou Kennedy, as escrow agent ("Escrow Agent"). The Deposit shall be non-refundable except as herein provided and shall be held and delivered by Escrow Agent in accordance with the provisions of Article 12. Any interest earned on the Deposit shall be considered a part of the Deposit. Except as expressly otherwise set forth herein, the Deposit shall be applied against the Purchase Price on the Closing Date. The Deposit may be satisfied in whole or in part by delivery of a Letter of Credit (as defined below), in which event, to the extent that a Letter of Credit is utilized, no interest shall accrue or be paid, and the Letter of Credit shall be held by Seller. From and after the delivery of a Letter of Credit, all references to the Deposit shall be deemed to mean a Letter of Credit to the extent applicable. As used herein, the term "Letter of Credit" shall mean an unconditional and irrevocable sight draft Letter of Credit issued in favor of Seller by Union Bank of Switzerland (New York Branch) or other bank acceptable to Seller and in the form of Exhibit E hereto. The expiry date of the Letter of Credit shall be no earlier than thirty (30)days following the Closing Date, except that the Letter of Credit may be drawn at any time within ten (10) days prior to its expiry date unless theretofore renewed. Notwithstanding anything to the contrary contained herein, in the event of any draw on the Letter of Credit, the proceeds of the draw shall be deposited with Escrow Agent pursuant to strict joint order escrow between Buyer, Seller and Escrow Agent to be held and distributed as is required for the Deposit under this Agreement.


      2.2 Cash at Closing. On the Closing Date, Buyer shall pay to Seller an amount equal to the difference between (a) the Purchase Price, and
            (b) the amount of the Deposit as of the Closing Date (the "Balance"), subject to the prorations and adjustments set forth in
            Article 5 or as otherwise provided under this Agreement, plus any other amounts required by this Agreement to be paid by Buyer to Seller at Closing, in immediately available funds by wire transfer as more particularly set forth in Section 6.2. If the Deposit is provided in the form of a Letter of Credit, on the Closing Date, Buyer shall pay to Seller the Purchase Price, subject to the prorations and adjustments provided in the immediately preceding sentence, and Seller shall return the Letter of Credit to Buyer.

                            ARTICLE 3 - TITLE MATTERS

      3.1 Title to Real Property. Except as provided in Section 3.2, Seller shall convey and Buyer shall accept fee simple title to the Real Property, subject to (i) applicable zoning and building ordinances and governmental land use regulations, (ii) such exceptions to title as are listed on Schedule B of the title insurance commitment issued by First American Title Insurance Company (the "Title Company"), as No. 971038, a copy of which is attached hereto as Exhibit E and incorporated herein by this reference (the "Title Report"), (iii) such state of facts as are disclosed in a survey of the Property prepared in accordance with the Minimum Requirements for ALTA/ACSM Land Title Surveys in effect on the date hereof, to be obtained by Buyer during the Due Diligence Period (said survey, as so updated, being herein called the "Survey"), (iv) such state of facts as would be disclosed by a physical inspection of the Property, (v) the lien of real estate taxes not yet due and payable, (vi) any exceptions caused by Buyer, its agents, representatives or employees, (vii) such other exceptions as the Title Company shall commit to insure over, without any additional cost to Buyer, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise, provided such insurance over is satisfactory to Buyer in its reasonable discretion, (viii) the Leases (as defined in Subsection 6.3(c)), and (ix) as to Parcel One of the Real Property only, the leasehold interest constituting Estate Two thereof (the foregoing exceptions described in clauses (i) through (viii) being herein collectively called the "Permitted Exceptions").





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



      3.2   Title Defects.
            --------------

            3.2.1 Certain Exceptions to Title. Notwithstanding the provisions of Section 3.1, Buyer shall have the right to object in writing to any title matters that materially adversely affect title to the Real Property which appear on the Title Report or on the Survey (herein collectively called the "Other Liens"), provided that Buyer shall use diligent efforts to identify and timely notify Seller of any Other Liens as soon as possible, but in no event later than the expiration of the Due Diligence Period. Unless Buyer shall object to such Other Liens prior to expiration of the Due Diligence Period, or within five (5) days after Buyer's receipt of any subsequent update to the Title Report reflecting Other Liens, all such Other Liens and any matters which do not materially adversely affect Buyer's title to the Real Property which are set forth in any such updates shall be deemed to constitute additional Permitted Exceptions. Any exceptions which are timely objected to by Buyer shall be herein collectively called the "Title Objections." Seller shall be required to remove or cause to be removed at its expense any Title Objections only to the extent that (i) any Title Objections may be removed or satisfied by the payment of a liquidated sum of money, and the cost of removing the same shall not exceed Five Thousand Dollars ($5,000.00) in the aggregate (the "Mandatory Cure Amount"), or (ii) such Title Objection relates to a mortgage, deed of trust, security agreement, judgment against Seller, or mechanics or construction lien created by or through Seller or any agent of Seller, regardless of the amount thereof (collectively, "Seller's Liens"). In addition, Seller may elect (but shall not be obligated) to remove, or cause to be removed at its expense, any other Title Objections. If Seller either is required to or elects to remove or cause to be removed any Title Objections, Seller shall be entitled to a reasonable adjournment of the Closing (not to exceed thirty (30) days) for the purpose of such removal, which removal will be deemed effected by the issuance of title insurance eliminating or insuring against the effect of the Title Objections, provided that said insurance must be satisfactory to Buyer in its reasonable discretion. Seller shall notify Buyer in writing within five
                    (5) days after receipt of Buyer's notice of Title Objections whether Seller elects to remove the same. If Seller is unable to remove or endorse over any Title Objections prior to the Closing, or if removal is voluntary and Seller elects not to remove one or more Title Objections, Buyer may elect to either (i) terminate this Agreement, in which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (ii) waive such Title Objections and receive a credit against the Balance in the amount necessary to clear any Seller's Liens or any other Title Objections which may be removed or satisfied by the payment of a liquidated sum of money (but not to exceed the

                    Mandatory Cure Amount except with respect to Seller's Liens), in which event such Title Objections shall be deemed "Permitted Exceptions" and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

            3.2.2 Discharge of Title Objections. If on the Closing Date there are any Title Objections which Seller has elected to pay and discharge, Seller may use any portion of the Balance to satisfy the same, provided Seller shall deliver to Buyer at the Closing instruments in recordable form and sufficient to satisfy such Title Objections of record, together with the cost of recording or filing such instruments, or provided that Seller shall cause the Title Company to insure over the same, without any additional cost to Buyer, whether such insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise, so long as such insurance over is satisfactory to Buyer in its reasonable discretion.

      3.3 Title Insurance; Survey. At Closing, as a condition precedent to Buyer's obligation to close, the Title Company shall issue to Buyer, at Buyer's sole cost and expense, an ALTA Owner's Form of title insurance policy in the form that is customary in the State of Virginia with extended coverage, owner's comprehensive, zoning, tax parcel, survey accuracy, contiguity, and access endorsements and other endorsements customary in Virginia as may be arranged by Buyer during the Due Diligence Period (the "Owner's Title Policy"), in the amount of the Purchase Price, insuring that fee simple title to the Real Property and the developer's and mall owner's interest in the REA's is vested in Buyer subject only to the Permitted Exceptions. Buyer shall be entitled to request that the Title Company provide, at Buyer's sole cost and expense, such additional endorsements (or amendments) to the Owner's Title Policy as Buyer may reasonably require, provided that (a) such additional endorsements (or amendments) shall be at no cost or additional liability to Seller,
            (b) Buyer's obligations under this Agreement shall not be conditioned upon Buyer's ability to obtain such additional endorsements and, if Buyer is unable to obtain such endorsements, Buyer shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement (the "Transaction") without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of Buyer's request. Buyer shall be required to pay all costs incurred in connection with the Survey and any update or modification of the Survey requested by Buyer.

           ARTICLE 4 - BUYER'S DUE DILIGENCE/CONDITION OF THE PROPERTY

Buyer acknowledges that commencing prior to the execution of this Agreement and continuing for a period which will expire on August 15, 1997 (the "Due Diligence Period"), Buyer has conducted, and shall continue to conduct, its examinations, inspections, testing, studies and/or investigations (herein collectively called the "Due Diligence") of the Property and information regarding the Property. If Buyer is not satisfied in Buyer's sole discretion with the results of its

Due Diligence, Buyer may terminate this Agreement by not timely delivering the Deposit, in which case this Agreement shall automatically terminate, and neither Seller nor Buyer shall have any liability hereunder except for those obligations which expressly survive the termination of this Agreement. At Closing and as a material inducement for Seller to consummate the Transaction, Buyer will deliver a certification in the form of Exhibit G attached hereto and incorporated herein by this reference.

                     ARTICLE 5 - ADJUSTMENTS AND PRORATIONS

The following adjustments and prorations shall be made at Closing:

      5.1   Lease Rentals and Expenses.
            ---------------------------

            5.1.1 Rents. All collected rents and other payments from tenants under the leases shall be prorated between Seller and Buyer as of the day prior to the Closing Date in accordance with the proration principles set forth in this Article 5. As used herein, the term "Revenue" shall include base rent, minimum rent, fixed rent, percentage rent, additional rent, expense reimbursements, operating cost pass-throughs, utility charges, common area maintenance charges, administrative charges, reimbursements for property taxes and assessments, insurance charges and any other sums or charges payable to Seller under the Leases and the REA's. Seller shall be entitled to all Revenue attributable to any period under the Leases and REA's to but not including the Closing Date. Buyer shall be entitled to all Revenue attributable to any period under the Leases and REA's on and after the Closing Date. Revenue due to Seller and not collected as of the Closing Date shall not be prorated at the time of Closing, but Buyer shall make a good faith effort for one year after Closing to collect the same on Seller's behalf and to tender the same to Seller upon receipt (which obligation of Buyer shall survive the Closing and not be merged therein); provided, however, that all Revenue collected by Buyer on or after the Closing Date shall first be applied to all amounts due under the Leases or REA's as the case may be, at the time of collection (i.e., current rents and sums due Buyer as the current owner and landlord) with the balance (if any) payable to Seller, but only to the extent of amounts delinquent and actually due Seller and after deducting Buyer's reasonable collection expense. Buyer shall have the exclusive right and obligation to collect the sums due Seller under the Leases for six (6) months following Closing, but Seller hereby retains its rights to pursue any tenant under any lease which has been terminated and under which the tenant has vacated its premises prior to Closing, or any other lease from and after the date that is six (6) months after Closing for sums due Seller for periods attributable to Seller's ownership of the Property; provided, however, that Seller shall not be permitted to commence or pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the underlying lease. Seller's rights under the immediately preceding sentence shall survive the Closing and not be merged therein. Buyer shall receive a credit against the Purchase Price for pre-paid Revenue covering the period on and after Closing.

            5.1.2 Lease Expenses. At Closing, Buyer shall reimburse Seller for the Lease Expenses (as defined in Section 13.2) to the extent required by the terms of Section 13.2.

            5.1.3 Overage Rents. The following proration principles shall apply to the proration of overage rents, which shall include percentage rents, consumer price index escalation payments and other similar rental payments in excess of fixed, minimum and base rents under the Leases, whether finally determined before or after the expiration of the relevant fiscal years under the respective Leases. Overage rents shall be separately prorated under each Lease on the basis of the fiscal year set forth in such Lease for the payment of overage rents. All interim overage rent payments made before the Closing Date shall be retained by Seller until year-end adjustment and determination of Seller's allocable share thereof, except that interim payments received by either party for the month in which the Closing Date occurs shall be prorated between Seller and Buyer based upon the number of days in that month occurring prior to the Closing Date, and the party receiving the interim payment shall remit to or credit, as the case may be, the other party its proportionate share for such month. All amounts received by Buyer on or after the Closing Date as interim payments of overage rents shall be retained by Buyer until year-end adjustment and determination of Seller's allocable share thereof. Upon final determination of overage rents collected from a tenant for the fiscal year under its Lease in which the Closing Date occurs, Seller and Buyer shall adjust between themselves amounts collected for such fiscal year on account of overage rents, and Seller's allocable share of such overage rents shall be equal to an amount determined by multiplying total overage rents collected for such fiscal year by a fraction whose numerator is the number of days in such fiscal year before the Closing Date, and whose denominator is the total number of days in such fiscal year. Buyer shall furnish Seller with financial statements and work sheets, to the extent received from the tenant, indicating the sales and percentage rent figures for each tenant for all relevant periods. Within fifteen (15) days after final determination and collection of overage rents collected from any tenant for the fiscal year in which the Closing Date occurs, Buyer shall remit to Seller its allocable share, less interim payments previously retained by Seller, if any. If Seller has retained amounts in excess of its allocable share, Seller, within fifteen (15) days after notice from Buyer of the excess owed Buyer, remit such excess to Buyer. Any overage rents with respect to Leases terminated before the Closing Date shall belong entirely to Seller, and Buyer shall remit to Seller all payments to Buyer after the Closing Date on account of such overage rents. Any overage rents with respect to Leases commencing on or after the Closing Date shall belong entirely to Buyer. If any overage rents are collected subsequent to the year-end reconciliation between Buyer and Seller which are allocable to the year in which Closing occurs, the party collecting such amount shall immediately pay to the other party its allocable share.

            5.1.4 Common Area Maintenance, Central Plant and Similar Charges. To the extent tenants under Leases pay monthly estimates of common area maintenance, central plant, utility and similar charges (collectively, "Charges") with an adjustment at the end of each fiscal year for which Charges are payable, such Charges shall be prorated in accordance with this Section 5.1.4, if and to the extent such fiscal year ends on or after the Closing Date. Until the adjustment described in this Section is made, all amounts received by Seller as interim payments of Charges before the Closing Date shall be retained by Seller, except that all interim payments received by either party for the month in which the Closing Date occurs shall be prorated as between Seller and Buyer based upon the number of days in that month occurring before the Closing Date, and the party receiving the interim payment shall remit to or credit, as the case may be, the other party its proportionate share. All amounts received by Buyer as interim payments of Charges on or after the Closing Date shall be retained by Buyer until year-end adjustment and determination of Seller's allocable share thereof except to the extent provided in Section 5.7 below. Within sixty
                    (60) days after the conclusion of the common area fiscal year, Seller's allocable share of actual Charges for Leases in effect as of the Closing Date shall be determined by multiplying the total payments due from tenants for such fiscal year (consisting of the sum of estimated payments plus or minus year-end adjustments) by a fraction (the numerator of which is Seller's actual third-party out-of-pocket costs of providing common area maintenance services prior to the Closing Date, and the denominator of which is the cost of providing such services for the entire fiscal year. If any Lease provides for the adjustment of Charges on the basis of a period other than the common area fiscal year, a reasonable method of calculating the adjustment for that tenant shall be determined so that all adjustments can be made at the same time. If, on the basis of charges for common area maintenance services actually incurred by Seller and the estimated payments received by Seller prior to the Closing Date, Seller has retained amounts in excess of its allocable share, it shall remit such excess to Buyer within fifteen (15) days after notice from Buyer of the excess owed Buyer. If, on the basis of the foregoing amounts, Seller has retained less than its allocable share, Buyer shall remit such amount to Seller within fifteen (15) days after notice from Seller of the amount owed Seller.

      5.2 Real Estate and Personal Property Taxes. Real estate and personal property taxes shall be prorated on a cash basis for the calendar year in which the Closing occurs, regardless of the year for which such taxes are assessed or accrued. Such proration shall be calculated based upon the actual number of days in such calendar year, with Seller being responsible for that portion of such calendar year occurring prior to midnight of the day prior to the Closing Date and Buyer being responsible for that portion of such calendar year occurring after midnight of the day prior to the Closing Date. If the real estate and/or personal property tax rate and assessments have not been set for such calendar year, then the proration of such taxes shall be based upon the rate and assessments for the preceding calendar year, and such proration shall be adjusted between Seller and Buyer upon presentation of written evidence that the actual taxes for the calendar year in which the Closing occurs differ from the amounts used at Closing and in accordance with the provisions of Section 5.7. Seller shall pay all special assessments prior to the Closing Date; provided, however, that Seller shall not be responsible for any installments of special assessments which have not been confirmed or which relate to projects that have not been commenced on the date hereof.

      5.3 Other Property Operating Expenses. Operating expenses for the Property shall be prorated as of midnight of the day prior to the Closing Date. Seller shall pay or cause to be paid all utility charges and other operating expenses attributable to the Property to, but not including the Closing Date (except for those utility charges and operating expenses payable by tenants in accordance with the Leases) and Buyer shall pay or cause to be paid all utility charges and other operating expenses attributable to the Property on or after the Closing Date. To the extent that the amount of actual consumption of any utility services is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading and postclosing adjustments between Buyer and Seller shall be made within twenty (20) days of the date that actual consumption for such pre-closing period is determined, which obligation shall survive the Closing and not be merged therein. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property. Immediately after Closing, Buyer shall arrange with such services and companies to have accounts opened in Buyer's name beginning as of 12:01 a.m. on the Closing Date.

      5.4 Closing Costs. Except as expressly provided in Section 3.2, Buyer shall pay all premiums and charges of the Title Company for the Owner's Title Policy (including endorsements) to be issued pursuant to the Title Report, the cost of the Survey and any revisions or updates thereto obtained by Buyer, all recording and filing charges in connection with the instrument by which Seller conveys the Property, all escrow or closing charges, all transfer taxes and similar charges, if any, applicable to the transfer of the Property to Buyer, all costs of Buyer's due diligence and any other costs customarily paid by the buyer pursuant to local practice. Seller shall pay any other costs not allocated to Buyer above which are applicable to the transfer of the Property to Buyer and are customarily paid by the seller pursuant to local practice. Except as otherwise agreed by the parties, each party shall pay its own attorneys. The obligations of the parties to pay applicable escrow or closing charges shall survive the termination of this Agreement.

      5.5 Cash Security Deposits. At Closing, Seller shall give Buyer a credit against the Balance in the aggregate amount of the security deposits which remain the obligation of the landlord or Buyer after Closing then held by Seller under the Leases and any interest thereon less, any administrative or similar charges to which Seller may be entitled under applicable law.

      5.6 Apportionment Credit. In the event the apportionments to be made at the Closing result in a credit balance (i) to Buyer, such sum shall be paid (at Seller's option) at the Closing by giving Buyer a credit against the Balance in the amount of such credit balance, or (ii) to Seller, Buyer shall pay the amount thereof to Seller at the Closing by wire transfer of immediately available funds to the account or accounts to be designated by Seller for the payment of the Balance.

      5.7 Delayed Adjustment. If at any time following the Closing Date, the amount of an item listed in any section of this Article 5 shall prove to be incorrect (whether as a result of an error in calculation or a lack of complete and accurate information as of the Closing), the party in whose favor the error was made shall promptly pay to the other party the sum necessary to correct such error upon receipt of proof of such error, provided that such proof is delivered to the party from whom payment is requested on or before March 31, 1998. The provisions of this Section 5.7 shall survive the Closing and not to be merged therein.

                               ARTICLE 6 - CLOSING

Buyer and Seller hereby agree that the Transaction shall be consummated as follows:

      6.1 Closing Date. Subject to Seller's right to extend the Closing as provided in this Agreement, the Transaction shall close ("Closing") on the date (the "Closing Date") selected by Buyer and acceptable to Seller but in no event later than September 30, 1997 (subject to Seller's right to extend as provided herein). Seller and Buyer shall use good faith, reasonable efforts to schedule the Closing for a date on or before September 1, 1997. Closing will be by a so-called "New York style" closing. The Closing shall take place at 10:00 a.m. Central Time in the offices of Seller's attorneys and Buyer and Seller shall conduct a "pre-closing" on the last business day prior to the Closing Date with title transfer and payment of the Purchase Price to be completed on the Closing Date as set forth in Section 6.2. Time is of the essence with respect to the Closing Date.

      6.2 Title Transfer and Payment of Purchase Price. Provided all conditions precedent to Seller's obligations hereunder have been satisfied, Seller agrees to convey title to the Real Property to Buyer by special warranty deed upon confirmation of receipt of the Purchase Price by either Seller or the Escrow Agent as set forth below. Provided all conditions precedent to Buyer's obligations hereunder have been satisfied, Buyer agrees to deliver the payment specified in Section 2.2 by timely delivering the same to Seller no later than 2:00 p.m. Central Time on the Closing Date. For each full or partial day after the Closing Date that Seller has not received in its account the payment specified in Section 2.2, Buyer shall pay to Seller one (1) day's interest on the unpaid funds at the rate per annum equal to the "prime" lending rate of interest then in effect as announced by Bank of New York.

      6.3 Seller's Closing Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Buyer or the Escrow Agent the following:

            (a) Deed. Collectively, deeds consisting of (i) a special warranty deed in the form of Exhibit H attached hereto and incorporated herein by this reference with respect to Parcels Two and Three of the Real Property, and (ii) a trustee's deed and trustee's deed or assignment of leasehold in form sufficient to permit issuance of the Owner's Title Policy with respect to Parcel One of the Real Property, conveying to Buyer all of Seller's right, title and interest in and to the Real Property, subject only to the Permitted Exceptions ("Deed"). The trustee's deeds shall contain a special warranty of title (as defined in Section 55-69 of the Code of Virginia) by Seller and The Prudential Insurance Company of America which covers the entire period of time of Seller's ownership of legal or beneficial title to the Property.

            (b) Bill of Sale. A bill of sale in the form of Exhibit I attached hereto and incorporated herein by this reference conveying all of Seller's right, title and interest in and to the Personal Property and containing a special warranty of title as above provided.

            (c) Assignment of Tenant Leases. An assignment and assumption of tenant leases, in the form of Exhibit J attached hereto and incorporated herein by this reference ("Assignment of Leases") transferring all of Seller's interest in the tenant space leases and any amendments, guarantees and other documents relating thereto identified in Exhibit K-1 attached hereto and incorporated herein by this reference (as updated at Closing) (herein collectively called the "Leases"), together with all security deposited by the tenants thereunder which are the obligations of landlord or the Buyer after Closing.

            (d) Assignment of Equipment Leases, Commission Agreements and Service Contracts. An assignment and assumption of equipment leases, commission agreements, service contracts, warranties and guaranties and the Other Property Rights (to the extent the same are not transferred by the Deed, Bill of Sale or Assignment of Leases) in the form of Exhibit L attached hereto and incorporated herein by this reference ("Assignment of Contracts"), transferring, to the extent assignable, without liability or expense to Seller, all of Seller's interest in the equipment leases and any lease commission agreements in effect at the Property on the Closing Date, all uncanceled service contracts encumbering the Property on the Closing Date, all warranties and guaranties which remain in effect on the Closing Date and any Other Property Rights not otherwise transferred to Buyer (all of the foregoing being herein collectively called the "Contracts"). Seller shall not assign any existing management agreement or any contracts or policies of insurance for the Property.

            (e) Tenant Estoppel Letters. Executed estoppel letters, without material exceptions, qualifications or modifications, from
                    (a) each of those tenants identified on Exhibit M-1 attached hereto and incorporated herein by this reference as "Anchor Tenants" and "10,000 SF + Tenants" (collectively, the "Major Tenants"), and (b) other tenants collectively occupying no less than seventy-five percent (75%) of the area leased under the Leases (excluding the area leased under the Leases with the Major Tenants) (the "Other Tenants"). All of such estoppel letters shall be dated no earlier than the date of this Agreement. Seller shall request from tenants estoppel letters in the form approved by Buyer and set forth in Exhibit M-2 attached hereto and incorporated herein, but it is expressly understood that notwithstanding the contents of Exhibit M-2, the requirements of this paragraph will be satisfied by any estoppel letter substantially in the form which such Major Tenant or Other Tenant is required to provide pursuant to the terms of such Major Tenant's or Other Tenant's Lease. In the event Seller cannot for any reason obtain a tenant estoppel letter from a 10,000 SF + Tenant, Seller shall deliver to Buyer a Seller's (landlord) estoppel letter in the form of Exhibit M-3 attached hereto and incorporated herein by this reference. Seller's liability under Seller's estoppel letters shall expire and be of no further force or effect with respect to any claims first made after the expiration of one (1) year following the Closing Date; provided, however, that if Seller shall obtain a consistent estoppel certificate addressed to Buyer from any such tenant after delivery of such Seller's estoppel letter with respect to such tenant, Seller's (landlord) estoppel letter shall, as of the date of such tenant's estoppel letter, be without further force or effect. Seller shall deliver to Buyer copies of all estoppel letters (and all written responses to any such requested estoppel letter) promptly upon receipt thereof by Seller (regardless of whether received before or after Closing and whether needed to satisfy the 75% and other requirements above). Seller shall use its best efforts (without having to file a lawsuit) to obtain estoppel letters from all tenants as soon as possible after the date hereof. For purposes hereof, an exception, qualification or modification in an estoppel letter shall be deemed "material" only if: (i) Buyer is not "deemed to know" the matter described by such exception, qualification or modification prior to the end of the Due Diligence Period; or (ii) such exception, qualification or modification (a) disputes the enforceability of the Lease, (b) asserts a default or breach by the landlord under the Lease, or (c) asserts a term or condition not contained in the copy of the Lease delivered to Buyer, which condition materially and adversely affects the economic terms of the Lease.

            (f) Notice to Tenants. A single form letter in the form of Exhibit N attached hereto and incorporated herein by this reference to each tenant under the Leases, duplicate copies of which would be sent notifying it of the sale of the Property to Buyer and advising it that all future payments of rent and other payments due under the Leases are to be made to Buyer at an address designated by Buyer.

            (g) Non-Foreign Status Affidavit. A non-foreign status affidavit in the form of Exhibit O attached hereto and incorporated herein by this reference, as required by Section 1445 of the Internal Revenue Code.

            (h) Evidence of Authority. A certificate of an Assistant Secretary of Seller with respect to the authority to act on behalf of Seller of the individual executing on behalf of Seller all documents contemplated by this Agreement and Seller's authorization to consummate the Transaction.

            (i) Seller's Certificate. The certificate of Seller updating and certifying to the matters set forth in Section 8.2.

            (j) Property Documents. (i) To the extent in the possession or control of or reasonably available to Seller or the current manager of the Property, (A) the original (or, if unavailable, a copy) of the existing certificate or certificates of occupancy for the Property, and (B) all original (or, if unavailable, copies of) certificates, licenses, permits, authorizations and approvals issued for or with respect to the Property by governmental and quasi-governmental authorities having jurisdiction; and (ii) all books, records and files (other than Proprietary Materials) located at the Property or at the office of Seller's building manager relating to the Property and the ownership and operation thereof and all other items constituting the other Property Rights (excluding the Contracts and Leases) (the items described in clauses (i) and (ii) being herein collectively called the "Property Documents").

            (k) Other Documents. Such other documents as may be reasonably required by the Title Company (including the Title Company's form of owner's and mechanic's lien affidavit and a gap indemnity) or as may be agreed upon by Seller and Buyer to consummate the Transaction.

            (l) Letters of Credit as Tenant Security Deposits. With respect to any security deposits which are letters of credit, Seller shall, (i) if the same are assignable, deliver to Buyer at the Closing such letters of credit and execute and deliver such other instruments as the issuers of such letters of credit shall reasonably require to assign such letters of credit to Buyer, or (ii) cooperate with Buyer to change the named beneficiary under such letters of credit to Buyer or to obtain reissuance of such letters of credit to Buyer, so long as Seller does not incur any material additional liability or expense in connection therewith.

            (m) Keys and Original Documents. Keys and entry cards to all locks on the Real Property (in Seller's or Seller's building manager's possession) and originals or, if originals are not available, copies, of the Leases and Contracts (unless canceled as set forth herein) encumbering the Property on the Closing Date.

            (n) Transfer Taxes. If applicable, duly completed and signed real estate transfer tax returns.

            (o) REA Estoppel Letters. Executed estoppel letters from each party to the reciprocal easement agreements encumbering the Real Property (the "REA's") which parties are identified on Exhibit D attached hereto and incorporated herein by this reference (the "REA Parties"). Said estoppel letters shall be substantially in the form of Exhibit M-4 (the "REA Estoppel"). All such estoppel letters shall be dated no earlier than the date of this Agreement and shall be substantially in the form which such REA Party is required to provide pursuant to the terms of said reciprocal easement agreement or, if no form is specified, in the REA Estoppel. Seller shall deliver to Buyer copies of all estoppel letters (and written responses to any estoppel letter request) promptly upon receipt thereof by Seller.

            (p) Additional Documents. (1) Notice letter to REA Parties in form substantially the same as Exhibit N hereto; (2)
                    Assignment of REA Documents in the form of Exhibit J-1 hereto; (3) Investment Banker's release regarding payment of
                    its  fee;  (4)  Closing   Statement   with  respect
                    to the prorations pursuant to Article 5; and (5) evidence of termination of management agreement and release by property manager.


      6.4   Buyer Closing Deliveries.  At the Closing,  Buyer  shall  deliver or cause to be delivered to Seller or the Escrow Agent the following:

            (a) Balance. The Balance, as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required by the terms of this Agreement to be paid by Buyer at Closing.

            (b) Assignment of Leases. The Assignment of Leases executed and acknowledged by Buyer.

            (c) Assignment of Equipment Leases, Commission Agreements and Service Contracts. The Assignment of Contracts executed and acknowledged by Buyer.

            (d) Buyer's Certificates. The certificate of Buyer required under Article 4 hereof and a certificate of Buyer certifying as to the matters set forth in Section 8.1.

            (e) Buyer's ERISA Certificate. The certificate of Buyer substantially in the form of Exhibit P attached hereto and incorporated herein by this reference as to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

            (f) Evidence of Authority. Documentation to establish to Seller's reasonable satisfaction the due authorization of Buyer's acquisition of the Property and Buyer's delivery of the documents required to be delivered by Buyer pursuant to this Agreement.

            (g) Other Documents. Such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Buyer to consummate the Transaction.

            (h) Transfer Taxes. If applicable, duly completed and signed real estate transfer tax returns.

      6.5 Delivery of Deed. Effective upon delivery of the Deed, actual and exclusive possession (subject only to the Permitted Exceptions) and risk of loss to the Property shall pass from Seller to Buyer.

                        ARTICLE 7 - CONDITIONS TO CLOSING

      7.1 Seller's Obligations. Seller's obligation to close the Transaction is conditioned on all of the following, any or all of which may be waived by Seller by an express written waiver, at its sole option:

            (a) Corporate Approval. The unconditional approval of the Transaction by the Finance Committee of Seller's Board of Directors, in its sole discretion, to be obtained on or before August 13, 1997;

            (b) Representations True. All representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date;

            (c) Buyer's Deliveries Complete. Buyer shall have delivered the funds required hereunder and all of the documents to be executed by Buyer set forth in Section 6.4 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Buyer at or prior to the Closing.

      7.2 Buyer's Obligations. Buyer's obligation to close the Transaction is conditioned on all of the following, any or all of which may be expressly waived by Buyer in writing, at its sole option:

            (a) Partnership Approval. The unconditional approval of the Transaction by the Partnership Committee of Buyer, in its sole discretion, to be obtained on or before August 8, 1997;

            (b) Representations True. Subject to the provisions of Section 8.3, all representations and warranties made by Seller in this Agreement, as the same may be amended as provided in
                    Section 8.3, shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date;

            (c) Title Conditions Satisfied. At the time of the Closing, title to the Property shall be as provided in Article 3 of this Agreement and the Owner's Title Policy shall be delivered to Buyer; and

            (d) Seller's Deliveries Complete. Seller shall have delivered all of the documents and other items required pursuant to
                    Section 6.3 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Seller, and all other conditions to Buyer's obligations hereunder shall have been satisfied at or prior to the Closing.

      7.3 Waiver of Failure of Conditions Precedent. At any time or times on or before the date specified for the satisfaction of any condition, Buyer or Seller may elect in writing to waive the benefit of any such condition set forth in Section 7.l or Section 7.2, respectively. By closing the Transaction, Buyer and Seller shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Section 7.1 or Section 7.2, respectively, except for any breach of any representation or warranty or any default or other breach hereunder other than a breach of a representation or warranty which is deemed waived or modified pursuant to Section 8.3 hereof. In the event any of the conditions set forth in Sections 7.l or 7.2 are neither waived nor fulfilled, Buyer or Seller (as appropriate) may terminate their obligations to perform at the Closing and otherwise under this Agreement in accordance with the provisions of Article 10.

                   ARTICLE 8 - REPRESENTATIONS AND WARRANTIES

      8.1 Buyer's Representations. Buyer represents and warrants to, and covenants with, Seller as follows:

            8.1.1 Buyer's Authorization. Buyer is duly organized (or formed), validly existing and in good standing under the laws of its State of organization and the State in which the Property is located, and is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Buyer and at Closing, Buyer will have all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Buyer and to perform all of its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Buyer at Closing will have been duly authorized by all requisite partnership action on the part of Buyer and will be the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the agreement of partnership of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

      8.2 Seller's Representations. Seller represents and warrants to, and covenants with, Buyer as follows:

            8.2.1 Seller's Authorization. Each of Seller and The Prudential Insurance Company of America ("Prudential") (a) is duly organized (or formed), validly existing and in good standing under the laws of its State of organization and the State in which the Property is located, (b) subject to obtaining the approval described in Subsection 7.1(a), is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Seller (or Prudential, as the case may be), and (c) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by such party and to perform all of its obligations hereunder and thereunder. Subject to obtaining the approval described in Subsection 7.1(a), this Agreement and all documents contemplated hereunder to be executed by Seller and Prudential have been duly authorized by all requisite partnership or corporate action on the part of Seller and Prudential and are the valid and legally binding obligation of Seller and Prudential, as the case may be, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Seller and Prudential nor the performance of the obligations of Seller and Prudential hereunder or thereunder will result in the violation of any Law or any provision of the agreement of partnership or articles of incorporation and by-laws of Seller or Prudential or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller or Prudential is bound. Subject to obtaining the approval described in Section 7.1(a), Seller and Prudential have all third party consents and approvals necessary to consummate the Transaction.

            8.2.2   Other Seller's Representations.

                    (a) Except as  listed  in  Exhibit  Q  attached  hereto  and incorporated herein by this reference, Seller has not received any written notice of litigation or administrative proceedings pending or threatened in writing against Seller or the Property (including eminent domain or similar proceedings) which would, if determined adversely to Seller, adversely affect the Property, and to Seller's knowledge (as said term is hereinafter defined) there are no eminent domain or similar proceedings pending or threatened in writing against the Property.

                    (b) There are no  service,  supply,  maintenance  or utility contracts affecting the Property and imposing material obligations on Seller or the Property which will be binding upon Buyer after the Closing other than the Contracts listed in Exhibit B attached hereto.

                    (c) Seller has not  received  any written  notice of default under the terms of any of the Contracts which remains uncured except as listed in Exhibit Q attached hereto.

                    (d) The only tenants of the  Property are the tenants  under the Leases listed in Exhibit K-1 attached hereto and incorporated herein by this reference, as modified by any modifications listed on Exhibit K-1, and there are no other Leases (or modifications thereto) which are not reflected in Exhibit K-1.

                    (e) Except as listed in  Exhibit Q attached  hereto,  Seller has not received any written notice from any governmental authority of any violation of any zoning, building, fire, environmental or health code, statute, ordinance, rule or regulation applicable to the Property which remains uncured, and to Seller's knowledge, (i) no such violations of any material nature are in existence, and (ii) Seller has all material licenses and permits necessary for operation of the Property as the same is presently operated and such licenses and permits have not, to Seller's knowledge, been revoked.

                    (f) Seller shall direct the current manager of the Property,
                        Faison Associates, to give or otherwise make available to Buyer, its attorneys, agents and/or representatives all non-proprietary books, records, and other writings in such manager's possession related in any material way to the use, ownership or operation of the Property, excluding the Proprietary Materials, and shall work with said manager to provide a smooth and orderly transition of management of the Property to Buyer at and subject to Closing.

                    (g) Except as set forth in Exhibit B attached hereto,  there are no leasing commissions or fees due in connection with any lease or occupancy agreement affecting the Property that have not been paid in full prior to the date hereof.

                    (h) Except as set forth on  Exhibit Q  attached  hereto  and except for defaults cured on or before the date hereof, Seller has neither (i) received any written notice from any tenant of the Property or REA Party asserting or alleging that Seller is in default under such tenant's Lease or the relevant REA, as the case may be, nor (ii) sent to any tenant of the Property or REA Party any written notice alleging or asserting that such tenant or REA Party is in default under such tenant's Lease or such REA, as the case may be.

                    (i) Seller owns the Personal  Property,  the Leases (and the interest of landlord thereunder) and the Property owner's and developer's rights under the REA's free and clear of all charges, exceptions, liens and encumbrances except the Permitted Exceptions to the extent applicable thereto.

                    (j) Seller has no employees at the Property, and to Seller's knowledge, the employees engaged in property management at the

                       Property are employees of the management company employed by Seller to manage the Property.

                    (k) To  Seller's  knowledge,   except  for  any  Proprietary
                        Materials removed therefrom as contemplated by this Agreement, the Property Documents, including any operating statements recording revenues and expenses included therein, are the files used in the ordinary course of business for management of the Property and to prepare reports with respect to the Property, and Seller has not removed any documents, agreements, correspondence or other information from the Property Documents (except for any Proprietary Materials) with the intent of concealing information from Buyer. Seller shall direct its property manager to make all such Property Documents in its possession available to Buyer.

                    (l) Except  as  set  forth  in  the  Leases  and   Permitted
                        Exceptions, there are no outstanding contracts to purchase, options to purchase, rights of first refusal to purchase or other preferential rights to purchase the Property which would be binding on Buyer or the Property following Closing.

                    (m) Except  as   included   in  the  Leases  and   Permitted
                        Exceptions, there are no REA's or modifications of or supplements to REA's which would be binding on Buyer or the Real Property following Closing.

      8.3   General Provisions.
            -------------------

            8.3.1 Definition of "Seller's Knowledge". All references in this Agreement to Seller's knowledge or words of similar import shall refer only to the actual knowledge of Steve Vittorio (the "Designated Employee") and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate thereof or to impose or have imposed upon the Designated Employee any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Buyer or the contents of files maintained by the Designated Employee; provided that with respect to such matters the Designated Employee has made inquiry of the management company currently engaged by Seller to manage the Property. There shall be no personal liability on the part of the Designated Employee arising out of any representations or warranties made herein.

            8.3.2 Seller's Representations Deemed Modified. To the extent that Buyer knows or is deemed to know prior to the expiration of the Due

                    Diligence Period that Seller's representations and warranties in Section 8.2.2 hereof are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Buyer's knowledge or deemed knowledge, as the case may be. For purposes of this
                    Section 8.3.2 and Section 8.3.3, "Buyer" shall include Buyer, its affiliates, and the employees of Buyer and all such affiliates, and for purposes of this Agreement, Buyer shall be "deemed to know" that a representation or warranty was untrue, inaccurate or incorrect to the extent that this Agreement, the Leases, the files regarding the Leases included in the Property Documents, the REA's, any environmental reports included in the Property Documents, any estoppel certificate executed by any tenant of the Property or REA Party and delivered to Buyer prior to expiration of the Due Diligence Period, or any studies, tests, reports, or analyses prepared by or for Buyer or otherwise obtained by Buyer contains information which is inconsistent with such representation or warranty.

                    8.3.3 Notice of Breach; Seller's Right to Cure. If after the expiration of the Due Diligence Period but prior to the Closing, Buyer obtains actual knowledge that any of the representations or warranties made in Section 8.2.2 by Seller are untrue, inaccurate or incorrect in any material respect, Buyer may, at Buyer's sole option (but failing which Seller shall have no liability therefor) give Seller written notice thereof within five (5) business days of obtaining such knowledge (but, in any event, prior to the Closing). If at or prior to the Closing, Seller or Seller's Designated Employee obtains knowledge that any of the representations or warranties made herein by Seller are untrue, inaccurate or incorrect in any material respect, Seller shall give Buyer written notice thereof within five
                    (5) business days of obtaining such knowledge (but, in any event, prior to the Closing). In either such event, Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing (not to exceed thirty (30) days) for the purpose of such cure. If Seller is unable to so cure any misrepresentation or breach, then Buyer, as its sole remedy for any and all such materially untrue, inaccurate or incorrect material representations or warranties, shall elect either (a) to waive such misrepresentations or breaches of warranties and consummate the Transaction without any reduction of or credit against the Purchase Price, or (b) to terminate this Agreement by written notice given to Seller on or before the Closing Date, in which event this Agreement shall be terminated, the Deposit shall be returned to Buyer and, thereafter, neither party shall have any further rights or obligations hereunder except as provided in any section hereof that by its terms expressly provides that it survives any termination of this Agreement. If any such representation or warranty is untrue, inaccurate or incorrect but is not, when taken with all other untrue, inaccurate or incorrect representations or warranties, untrue, inaccurate or incorrect in any material respect, Buyer shall be deemed to waive such misrepresentation or breach of warranty, and
                    Buyer shall be required to consummate the Transaction without any reduction of or credit against the Purchase
                    Price. The untruth, inaccuracy or incorrectness of a representation or warranty shall be deemed material only if, when taken with all other untrue, inaccurate or incorrect representations or warranties, Buyer's aggregate damages, losses or lost Revenue resulting from the untruth, inaccuracy or incorrectness of any or all of the representations or warranties are reasonably estimated by Buyer to exceed $100,000.

            8.3.4 Survival; Limitation on Seller's Liability. The representations and warranties made by Seller in Section
                    8.2.2 shall survive the Closing and not be merged therein for a period of one (1) year and Seller shall only be liable to Buyer hereunder for a breach of a representation and warranty made herein or in any of the documents executed by Seller at the Closing with respect to which a claim is made by Buyer against Seller on or before the expiration of one
                    (1) year after the date of the Closing. Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Seller for Seller's breaches of representations and warranties herein or in any documents executed by Seller at Closing (including, but not limited to, any Seller estoppel letters delivered pursuant to
                    Section  6.3(e))  shall be  limited  as set forth in Section
                    14.16 hereof. Notwithstanding the foregoing, however, if the Closing occurs, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against Seller for damages that Buyer may incur, or to rescind this Agreement and the Transaction, as the result of any of Seller's representations or warranties being untrue, inaccurate or incorrect if (a) Buyer knew or is deemed to know that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing, or (b) Buyer's damages as a result of all such untrue, inaccurate or incorrect representations or warranties are reasonably estimated by Buyer to aggregate less than $100,000.

                              ARTICLE 9 - COVENANTS

      9.1   Buyer's Covenants. Buyer hereby covenants as follows:

            9.1.1 Confidentiality. Buyer acknowledges that any information furnished to Buyer with respect to the Property is and has been so furnished on the condition that Buyer maintain the confidentiality thereof. Accordingly, Buyer shall hold, and shall use good faith commercially reasonable efforts to cause its directors, officers and other personnel and representatives to hold, in strict confidence, and not disclose to any other person without the prior written consent of Seller until the Closing shall have been consummated, any of the information in respect of the Property delivered to or for the benefit of Buyer whether by agents, consultants, employees or representatives of Buyer or by Seller or any of its agents, representatives or employees, including, but not limited to, any information obtained by Buyer or any of Buyer's Representatives in connection with any studies, inspections, testings or analyses conducted by Buyer as part of its Due Diligence. In the event the Closing does not occur and this Agreement is terminated, Buyer shall promptly return to Seller all copies of documents containing any of such information without retaining any copy thereof or extract therefrom. Seller agrees to use good faith commercially reasonable efforts to keep the terms of the Transaction confidential through the Closing Date. Notwithstanding anything to the contrary hereinabove set forth, Buyer may disclose such information (i) on a need to know basis to its employees or members of professional firms serving it, and
                    (ii) as any governmental agency or NYSE may require in order to comply with applicable laws and/or regulations. The provisions of this Subsection 9.1.1 shall terminate at the Closing but shall survive termination of this Agreement.

            9.1.2   Approvals not a Condition to Buyer's Performance.   Buyer
                    acknowledges and agrees that its obligation to perform under this Agreement is not contingent upon Buyer's ability to obtain any (a) governmental or quasi-governmental approval of changes or modifications in use or zoning, or (b) modification of any existing land use restriction, or (c) consents to assignments of any service contracts, management agreements or other agreements which Buyer requests, or (d) endorsements to the Owner's Title Policy (other than those specified in Section 3.3).

            9.1.3 Buyer's Indemnity; Delivery of Reports. Buyer hereby agrees to indemnify, defend, and hold Seller, its counsel, Lazard Freres & Co., L.L.C. ("Investment Banker"), its sales agents, any partner, officer, director, employee, agent or attorney of Seller, its counsel, Investment Banker or its sales agents, and any other party related in any way to any of the foregoing (all of which parties are herein collectively called the "Seller Parties") and the Property free and harmless from and against any and all costs, loss, damages and expenses, of any kind or nature whatsoever (including reasonable attorneys fees and costs), arising out of or resulting from the entry and/or the conduct of activities upon the Property by Buyer, its agents, contractors and/or subcontractors in connection with the inspections, examinations, testings and investigations of the Property conducted at any time prior to the Closing, which indemnity shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement. If this Agreement terminates for any reason prior to Closing, Buyer shall deliver promptly to Seller copies of all third party reports commissioned by Buyer evidencing the results of tests, studies or inspections of the Property.

            9.1.4 Limit on Government Contacts. Notwithstanding any provision in this Agreement to the contrary, except in connection with the preparation of a so-called "Phase I" or "Phase II" (if any) environmental report with respect to the Property, Buyer shall not contact any governmental official or representative regarding Hazardous Materials (as hereinafter defined) on or the environmental or physical condition of the Property without Seller's prior written consent thereto, which consent shall not be unreasonably withheld. In addition, if Seller's consent is obtained by Buyer, Seller shall be entitled to receive at least five (5) days prior written notice of the intended contact and to have a representative present when Buyer has any such contact with any governmental official or representative. For purposes of this Agreement, the term "Hazardous Material" shall mean any substance, chemical, waste or material that is or becomes regulated by any federal, state or local governmental authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos or any substance containing more than 0.1 percent asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product.

            9.1.5 Buyer's Indemnification of Seller. Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against all costs, expenses, liabilities, demands, claims and damages (and any loss or expenses, including, without limitation, interest, penalties, and reasonable attorneys' fees and disbursements, asserted against, resulting from, imposed upon or incurred by Seller as a result thereof) by reason of or resulting from (a) any breach of any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant hereto by Buyer; (b) any breach by Buyer of or a default by Buyer of or a default by Buyer under the terms and conditions of this Agreement or any other document executed and delivered by Buyer pursuant hereto; (c) any third-party claim relating to the Property that arises, takes place, occurs or accrues from and after the Closing Date; (d) any breach or alleged breach of any of the Leases, the REA's or the Contracts by Buyer with respect to any period on or after the Closing Date; (e) any obligation owed by Buyer under or relating to any of the Leases (including, without limitation, leasing commissions or fees, excluding all of Seller's obligations under Article 13), the REA's or the Contracts accruing subsequent to the assignment thereof to Buyer; and (f) any refunds due tenants with respect to periods from and after the Closing Date for common area maintenance, real estate tax or insurance charges. The provisions of this Section 9.1.5 shall survive the Closing (and not be merged therein).

      9.2   Seller's Covenants. Seller hereby covenants as follows:

            9.2.1 Service Contracts. Without Buyer's prior consent, which consent shall not be unreasonably withheld, between the date hereof and the Closing Date Seller shall not extend, renew, replace or modify any Contract or enter into any service, maintenance or similar contract unless such contract (as so extended, renewed, replaced or modified) can be terminated by the owner of the Property without penalty or payment on not more than thirty (30) days' notice.

            9.2.2  Maintenance  of Property.  Except  to the extent Seller  is relieved of such obligations by Article 11 hereof, between the date hereof and the Closing Date Seller shall cause to be managed and shall maintain and keep the Property in a manner, condition and repair consistent with Seller's past practices with respect to the Property and Seller shall not make any new commitments with respect to any material capital expenditure or construction with respect thereto without Buyer's prior consent, which consent shall not be unreasonably withheld or delayed; provided, however, that Buyer hereby agrees that without limiting Buyer's rights under Section 8.2.2(e) only, it shall accept the Property subject to, and Seller shall have no obligation to cure, (i) all violations of law or municipal ordinances, orders or requirements and (ii) all physical conditions which would give rise to violations, which, with respect to both clauses
                    (i) and (ii), exist on the last day of the Due Diligence Period. Between the date hereof and the Closing Date, Seller will promptly advise Buyer of any written notice Seller receives after the date hereof from any governmental authority relating to the violation of any law or ordinance regulating the condition or use or other aspect of the Property.

            9.2.3 Access to Property. At any time prior to Closing, Seller shall allow Buyer or Buyer's representatives access to the Property upon reasonable prior notice at reasonable times provided (a) such access does not interfere with the operation of the Property or the rights of tenants in any material respect; (b) Buyer shall not contact any tenant with respect to the Property without Seller's prior written consent, which consent shall not be unreasonably withheld;
                    (c) Seller or its designated representative shall have the right to preapprove and be present during any physical testing of the Property, which approval shall not be unreasonably withheld; and (d) Buyer shall return the Property to substantially the condition existing prior to such tests and inspections. Prior to such time as Buyer or any of Buyer's Representatives enter the Property, Buyer shall obtain policies of general liability insurance which name Seller as an additional insured and which are with such insurance companies, provide such coverages and carry such limits as Seller shall reasonably require. Promptly after Seller's request therefor, Buyer shall provide Seller with certificates of insurance evidencing that Buyer has obtained the aforementioned policies of insurance.

            9.2.4 Additional Covenants. Seller shall not modify or amend any of the REA's without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed. Seller shall not grant or consent to any new encumbrance, easement, lien, restriction or other documents encumbering title to the Property without the prior written consent of Buyer, except as is expressly permitted under Article 13. Seller shall not remove any of the Personal Property from the Real Property, except for items that are replaced with an item of equally suitable value, free and clear of any lien or claim. Seller shall immediately notify Buyer of any pending, or any written threat of, litigation, arbitration or administrative hearing affecting the Property reasonably promptly following receipt of written notice thereof by Seller. Seller shall continue to maintain or cause to be maintained its books and records substantially in accordance with its past practices, pay all operating expenses, and perform its obligations under all of the Leases, REA's and Contracts in all material respects. The existing property manager shall continue to manage the Property until closing.

            9.2.5 Marketing. Seller agrees not to advertise, market or otherwise offer all or substantially all of the Property as being available for sale or lease and Seller agrees not to negotiate or have any discussions with any person for sale or lease of all or substantially all of the Property, other than Buyer, unless and until this Agreement is terminated.

            9.2.6 Seller's Indemnification of Buyer. Subject in all respects to Section 14.16 hereof, Seller hereby agrees to indemnify, defend, and hold Buyer harmless from and against all costs, expenses, liabilities, demands, claims, and damages (and any loss or expenses, including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements, asserted against, resulting from, imposed upon, or incurred by Buyer as a result thereof) by reason of or resulting from
                    (a) any breach of any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant hereto by Seller; (b) any breach by Seller of or a default by Seller under the terms and conditions of this Agreement or any other document executed and delivered by Seller pursuant hereto; (c) any third-party claim relating to the Property that arises, takes place, occurs or accrues prior to the Closing; (d) any breach or alleged breach of any of the Leases, the REA's or the Contracts by Seller with respect to any period prior to the Closing; (e) any obligation owed by Seller under or relating to any of the Leases (including, without limitation, leasing commissions or fees, excluding all of Buyer's obligations under Article 13), the REA's or the Contracts accruing prior to the assignment thereof to Buyer; and (f) any refunds due tenants with respect to periods prior to the Closing Date for common area maintenance, real estate tax or insurance charges. The provisions of this Section 9.2.6 shall survive the Closing (and not be merged therein).

      9.3   Mutual Covenants.
            -----------------

            9.3.1 Publicity. Seller and Buyer each hereby covenant that (a) prior to the Closing neither Seller nor Buyer shall issue any press release or public statement (a "Release") with respect to the Transaction without the prior consent of the other, except to the extent required by law, or by any governmental authority or the NYSE (and in such event Buyer shall provide to Seller in advance any proposed press release or other disclosure and give Seller an opportunity to comment thereon) or in the form heretofore reviewed and expressly approved by Seller, and (b) after the Closing, the initial Release related to the consumation of Transaction issued by either Seller or Buyer shall be subject to the review and approval of both parties (which approval shall not be unreasonably withheld). If either Seller or Buyer is required by law to issue a Release, such party shall, at least two (2) business days prior to the issuance of the same, deliver a copy of the proposed Release to the other party for its review.

            9.3.2 Investment Banker. Seller and Buyer expressly acknowledge that Investment Banker has acted as the exclusive investment banker with respect to the Transaction and with respect to this Agreement, and that Seller shall pay any fee due to Investment Banker in accordance with the separate agreement between Seller and Investment Banker. Seller and Buyer each represents and warrants to the other that it has not dealt with any broker in the Transaction and each agrees to hold harmless the other and indemnify the other from and against any and all damages, costs or expenses (including, but not limited to, reasonable attorneys' fees and disbursements) suffered by the indemnified party as a result of acts of the indemnifying party that would constitute a breach of its representation and warranty in this section.

            9.3.3 Tax Contests; Tax Refunds and Credits. Seller shall have the right to continue and control the progress of and to make all decisions with respect to any contest of the real estate taxes for the Property due and payable for 1996 and all prior calendar years; provided, however, that no such contest shall adversely affect future taxes or other obligations of the Property or Buyer after Closing. Buyer shall have the right to control the progress of and to make all decisions with respect to any contest of the real estate taxes for the Property due and payable for 1997 and any calendar year subsequent to the calendar year in which the Closing occurs. All real estate and personal property tax refunds and credits received after Closing with respect to the Property for 1997 and prior years shall be applied in the following order of priority: first, to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with obtaining such tax refund or credit; second, to pay any amounts due to any tenant of the Property or REA Party as a result of such tax refund or credit to the extent required pursuant to the terms of the Leases or law; and third, to be apportioned between Buyer and Seller as follows:

                    (a) with respect to any refunds or credits  attributable  to real estate and personal property taxes due and payable in the calendar year in which the Closing occurs (regardless of the year for which such taxes are assessed), such refunds and credits shall be apportioned between Buyer and Seller in proportion to the number of days in such calendar year that each party owned the Property (with title to the Property being deemed to have passed as of 12:01 a.m. on the Closing Date);

                    (b) with respect to any refunds or credits  attributable  to real estate and personal property taxes due and payable during any period prior to the calendar year in which the Closing occurs (regardless of the year for which such taxes are assessed), Seller shall be entitled to the entire refunds and credits; and

                    (c) with respect to any refunds or credits  attributable  to real estate and personal property taxes due and payable during any period after the calendar year in which the Closing occurs (regardless of the year for which such taxes are assessed), Buyer shall be entitled to the entire refunds and credits.

            9.3.4   Survival.  The  provisions of this Section 9.3 shall survive
                    the  Closing   (and  not  be  merged   therein)  or  earlier
                    termination of this Agreement.

                       ARTICLE 10 - FAILURE OF CONDITIONS

      10.1 To Seller's Obligations. If, on the Closing Date, (i) Buyer is in default of any of its obligations hereunder, or (ii) any of Buyer's representations or warranties are untrue in any material respect, or
            (iii) the Closing otherwise fails to occur by reason of Buyer's failure or refusal to perform its obligations hereunder in a prompt and timely manner, then Seller may elect to (a) terminate this Agreement by written notice to Buyer; or (b) proceed to close the Transaction. If this Agreement is so terminated, then Seller shall be entitled to the Deposit as liquidated damages, and thereafter neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it survives the termination of this Agreement.

      10.2 To Buyer's Obligations. If, on the Closing Date, (i) Seller is in default of any of its obligations hereunder, or (ii) any of Seller's representations or warranties are untrue in any material respect, or (iii) the Closing otherwise fails to occur by reason of Seller's failure or refusal to perform its obligations hereunder in a prompt and timely manner, Buyer shall have the right, to elect, as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Seller, promptly after which the Deposit shall be returned to Buyer, or (b) waive the condition and proceed to close the Transaction, or (c) seek specific performance of this Agreement by Seller.

                       ARTICLE 11 - CONDEMNATION/CASUALTY

      11.1  Condemnation.

            11.1.1 Right to Terminate. If, prior to the Closing Date, all or any significant portion (as hereinafter defined) of the Property is taken by eminent domain (or is the subject of a pending taking or written threat thereof which has not yet been consummated), Seller shall notify Buyer in writing of such fact (together with all information Seller has with respect thereto) promptly after obtaining knowledge thereof, Buyer shall have the right to terminate this Agreement by giving written notice to Seller no later than ten (10) days after the giving of Seller's notice, and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election. The failure by Buyer to so elect in writing to terminate this Agreement within such ten
                    (10) day period shall be deemed an election to terminate this Agreement. For purposes hereof, a "significant portion" of the Property shall mean (i) any access to or parking spaces at the Property, (ii) any gross leasable area of the Property, (iii) if any Anchor Tenant has the right to terminate its lease, and has not waived such right, or (iv) such a portion as shall have a value, as reasonably determined by Seller and Buyer, in excess of One Million Dollars ($1,000,000). If Buyer elects to terminate this Agreement as aforesaid, the provisions of Section 11.4 shall apply.

            11.1.2 Assignment of Proceeds. If (a) Buyer does not elect to terminate this Agreement as aforesaid if all or any significant portion of the Property is taken, or if (b) a portion of the Property not constituting a significant portion of the Property is taken or becomes subject to a pending taking, by eminent domain, there shall be no abatement of the Purchase Price; provided, however, that, at the Closing, Seller shall pay to Buyer the amount of any award for or other proceeds on account of such taking which have been actually paid to Seller prior to the Closing Date as a result of such taking (less all costs and expenses, including attorneys' fees and costs, incurred by Seller as of the Closing Date in obtaining payment of such award or proceeds) and, to the extent such award or proceeds have not been paid, Seller shall assign to Buyer at the Closing (without recourse to Seller) the rights of Seller to, and Buyer shall be entitled to receive and retain, all awards for the taking of the Property or such portion thereof. Seller shall not settle or compromise any such taking or proceeding without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed.

      11.2 Destruction or Damage. In the event any of the Property is damaged or destroyed prior to the Closing Date, Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof. If any such damage or destruction (a) is an insured casualty and (b) would cost less than One Million Dollars ($1,000,000) to repair or restore as reasonably determined by Seller and Buyer, then this Agreement shall remain in full force and effect and Buyer shall acquire the Property upon the terms and conditions set forth herein. In such event, Buyer shall receive a credit against the Purchase Price equal to such cost to repair or restore. In the event the Property is damaged or destroyed prior to the Closing Date and the cost of repair (as determined as set forth above) would equal or exceed One Million Dollars ($1,000,000), then, notwithstanding anything to the contrary set forth above in this section, Buyer shall have the right, at its election, to terminate this Agreement. Buyer shall have thirty (30) days after Seller notifies Buyer that a casualty has occurred to make such election by delivery to Seller of a written election notice (the "Election Notice") and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer to make such election. The failure by Buyer to deliver the Election Notice within such thirty (30) day period shall be deemed an election to terminate this Agreement. In the event Buyer elects to continue this Agreement as set forth above, this Agreement shall remain in full force and effect, Seller shall assign to Buyer all of Seller's right, title and interest in and to any and all proceeds of insurance on account of such damage or destruction, if any, and, if the casualty was an insured casualty, Buyer shall receive a credit against the Purchase Price equal to the deductible amount under Seller's casualty insurance policy.

      11.3 Insurance. Seller shall maintain the property insurance coverage currently in effect for the Property through the Closing Date.

      11.4  Effect of Termination.  If this Agreement is terminated  pursuant to
            Section 11.1 or Section 11.2, Seller promptly shall direct that the Deposit be refunded to Buyer. Upon such refund, this Agreement shall terminate and neither party to this Agreement shall have any further rights or obligations hereunder other than any arising under any section herein which expressly provides that it shall survive the termination of this Agreement.

      11.5 Waiver. The provisions of this Article 11 supersede the provisions of any applicable statutory or decisional law with respect to the subject matter of this Article 11.

                               ARTICLE 12 - ESCROW

The Deposit and any other sums which the parties agree shall be held in escrow (herein collectively called the "Escrow Deposits"), together with all interest earned thereon, shall be held by the Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

      (a) The Escrow Agent shall invest all cash Escrow Deposits in government insured interest-bearing instruments satisfactory to both Buyer and Seller, shall not commingle the Escrow Deposits with any funds of the Escrow Agent or others, and shall promptly provide Buyer and Seller with confirmation of the investments made.

      (b) If the Closing occurs, and if the Escrow Deposit is in cash, the Escrow Agent shall deliver the Escrow Deposits to, or upon the instructions of, Seller on the Closing Date.

      (c) If for any reason the Closing does not occur, the Escrow Agent shall deliver the Escrow Deposits and all interest earned thereon to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this Subsection 12.1(c). If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Escrow Deposits and the interest earned thereon, the Escrow Agent shall give written notice to the other party of such demand at the addresses set forth in Section 14.9. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court of competent jurisdiction.

      (d) The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Seller or Buyer resulting from the Escrow Agent's mistake of law respecting the Escrow Agent's scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

      (e) Buyer shall pay any income taxes on any interest earned on the Deposit if the Deposit is refunded to Buyer as applied against the Purchase Price, and Seller shall pay all income taxes on any interest earned on the Deposit if the Deposit is paid to Seller as liquidated damages. Buyer represents and warrants to the Escrow Agent that its taxpayer identification number is 38-3097317; and Seller shall supply to the Escrow Agent its taxpayer identification number promptly following the date hereof.

      (f) The Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that the Escrow Agent has received and shall hold the Escrow Deposits and the interest earned thereon, in escrow, and shall disburse the Escrow Deposits, and the interest earned thereon, pursuant to the provisions of this Article 12.

      (g) The escrow fee, if any, charged by the Escrow Agent shall be paid by Buyer.

                          ARTICLE 13 - LEASING MATTERS

      13.1 New Leases. After the date hereof, Seller shall not, without Buyer's prior written consent in each instance, which consent shall not be unreasonably withheld and shall be given or denied, with the reasons for such denial specified in reasonable detail, within ten (10) business days after receipt by Buyer of the information referred to in the next sentence, enter into a new lease, license or occupancy agreement for space in the Property (except any lease with a prospective tenant and on the terms described on Exhibit K-2 attached hereto, herein collectively called "Prospective Tenants") or renew or extend any Lease (except pursuant to the exercise by a tenant of a renewal, extension or expansion option contained in such tenant's Lease which does not require landlord approval). Seller shall furnish Buyer with all information regarding any such proposed action reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed action (including without limitation a copy of the lease proposal and an itemized list specifying all Lease Expenses, including the estimated amount thereof, incurred or to be incurred in connection therewith). If Buyer fails to object in writing to any such proposed action within ten (10) business days after receipt of the aforementioned information, Buyer shall be deemed to have approved the proposed action. The foregoing notwithstanding, prior to expiration of the Due Diligence Period, if Buyer rejects any such proposed action, Seller shall nevertheless retain full right, power and authority to execute all documents necessary to effect such action (in which event Seller shall promptly advise Buyer of same), but Seller shall also retain the obligation to pay Lease Expenses (as hereinafter defined) arising solely as a result of such action. Seller shall promptly deliver to Buyer copies of all leases entered into by Seller (or in the case of renewals or extensions, received by Seller). After expiration of the Due Diligence Period, Seller shall not enter into any lease or other instrument described in this Section 13.1 without Buyer's prior written consent, which consent may be withheld by Buyer in its sole and absolute discretion.

      13.2 Lease Expenses. At Closing, Buyer shall reimburse Seller for any and all fees paid by Seller prior to Closing or costs and expenses incurred by Seller prior to Closing (such fees, costs and expenses being herein collectively called the "Lease Expenses"), arising out of or in connection with:

            (a) any extensions, renewals or expansions under the Leases exercisable and exercised by any tenant between June 30, 1997, and the Closing Date; and

            (b) any lease for space at the Property entered into between June 30, 1997, and the Closing Date, or any extension, renewal or expansion of a Lease where such Lease does not provide for its extension, renewal or expansion, entered into on or after June 30, 1997 (a "New Lease").

            Notwithstanding  the  foregoing,  in  no  event  shall  any  of  the
            Prospective Leases be treated as New Leases hereunder. Lease Expenses shall include, without limitation, (i) brokerage commissions and fees to effect any such leasing transaction (including commissions payable to the property manager), (ii) expenses, as reflected in the lease or other documentation supplied to Buyer prior to its consent to a New Lease, which are incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, (iii) reasonable legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (iv) if there are any rent concessions covering any period that the tenant has the right to be in possession of the demised space, the rents that would have accrued during the period of such concession prior to the Closing Date as if such concession were amortized over (A) with respect to any extension or renewal, the term of such extension or renewal, (B) with respect to any expansion, that portion of the term remaining under the subject Lease after the date of any expansion, or (C) with respect to any New Lease, the entire initial term of any New Lease, and (v) expenses, as reflected in the lease or other documentation supplied to Buyer prior to its consent to a New Lease, which are incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the Property). At the Closing, Buyer shall assume Seller's obligations to pay, when due (whether on a stated due date or accelerated) any Lease Expenses with respect to New Leases unpaid as of the Closing, and Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all claims for such

            Lease Expenses which remain unpaid for any reason at the time of Closing, which obligations of Buyer shall survive the Closing and shall not be merged therein. Seller shall retain the obligation to pay all Lease Expenses with respect to Prospective Leases and shall indemnify and hold Buyer harmless regarding same. Each party shall make available to the other all records, bills, vouchers and other data necessary to verify Lease Expenses and the payment thereof.

      13.3 Other Lease Activity. Except with respect to Prospective Leases or as provided in this Section 13.3, without the prior consent of Buyer, which shall not be unreasonably withheld prior to expiration of the Due Diligence Period but may be granted or withheld in Buyer's sole discretion thereafter, (a) no Lease shall be modified or amended except as provided in Section 13.1 with respect to extensions, renewals or expansions of Leases and the execution of New Leases, (b) Seller shall not consent to any assignment or sublease in connection with any Lease or New Lease and (c) Seller shall not remove any tenant under any Lease or New Lease, whether by summary proceedings or otherwise, without Buyer's consent, not to be unreasonably withheld. In furtherance of the foregoing, Seller shall deliver to Buyer a written notice of each proposed action of the type described in clauses (a) through (c) above which Seller has been asked or proposes to take, stating, if applicable, whether Seller is willing to consent to such action and setting forth the relevant information therefor. Buyer shall notify Seller in writing whether or not it approves such action within ten (10) business days after delivery to Buyer of Seller's notice containing the aforementioned information. If Buyer notifies Seller that it disapproves such action, Buyer's notice shall state with specificity the reasons for such disapproval. If Buyer shall not give written notice of its disapproval of such action within such ten (10) business day period, Buyer shall be deemed to have approved such action. If any Lease requires that the landlord's consent be given under the applicable circumstances, then Buyer shall be deemed ipso facto to have approved such action. Subject to its reimbursement rights pursuant to Section 13.2, Seller shall perform all of the obligations of the landlord under the Leases and New Leases which under the terms of such Leases and New Leases are required to be performed by the landlord prior to the Closing Date.

      13.4 Lease Enforcement. Subject to the provisions of Section 13.3 above, prior to the Closing Date, Seller shall have the right, but not the obligation (except to the extent that Seller's failure to act shall constitute a waiver of such rights or remedies), to enforce the rights and remedies of the landlord under any Lease or New Lease, by summary proceedings or otherwise, and to apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by tenants; provided that Seller shall not seek to terminate any Lease or evict any tenant thereunder without Buyer's consent, not to be unreasonably withheld or delayed.

      13.5 Lease Termination Prior to Closing. The termination of any Lease or New Lease or the removal of any tenant by reason of a default by such tenant (by summary proceedings or otherwise) prior to the Closing in strict accordance with this Article 13 shall not affect the obligations of Buyer under this Agreement in any manner or entitle Buyer to a reduction in, or credit or allowance against, the Purchase Price or give rise to any other claim on the part of Buyer.

      13.6 Prospective Leases. If, as of the Closing Date, any Prospective Lease has not been executed by both landlord and tenant, Seller shall grant Buyer a credit at Closing in an amount equal to three months' base rental for each such unexecuted Prospective Lease at the rental rate applicable to such lease as set forth on Exhibit K-2, which credit shall satisfy in full any and all obligations of Seller to Buyer with respect to any such unexecuted Prospective Lease.

                           ARTICLE 14 - MISCELLANEOUS

      14.1 Buyer's Assignment. Buyer shall not assign this Agreement or its rights hereunder to any individual or entity without the prior written consent of Seller, which consent Seller may grant or withhold in its sole discretion, and any such assignment shall be null and void. Notwithstanding the foregoing, Buyer shall have the right to assign its rights and delegate its duties hereunder without Seller's consent so long as (i) the assignee is at least 51% owned by Buyer and (ii) Buyer shall not be released from its obligations hereunder and (iii) the assignee delivers to Seller the certifications set forth in Section 14.14 hereof regarding ERISA.

      14.2 Designation Agreement. Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the "Reporting Requirements") require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction. Escrow Agent ("Agent") is either (i) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (ii) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:

            (a) Agent is hereby designated as the "Reporting Person" (as defined in the Reporting Requirements) for the Transaction. Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

            (b) Seller and Buyer shall furnish to Agent, in a timely manner, any information requested by Agent and necessary for Agent to perform its duties as Reporting Person for the Transaction.

            (c) Agent hereby requests Seller to furnish to Agent Seller's correct taxpayer identification number. Seller acknowledges that any failure by

                    Seller to provide  Agent  with  Seller's   correct  taxpayer
                    identification number may subject Seller to civil or criminal penalties imposed by law. Accordingly, Seller hereby shall supply to Agent, under penalties of perjury, Seller's correct taxpayer identification number promptly following the date hereof.

            (d) Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs.

      14.3 Survival/Merger. Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Deed and any other documents and instruments by Seller and the acceptance thereof by Buyer shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Buyer and Seller to be performed hereunder; provided that none of such provisions will survive the Closing for a period in excess of one (1) year.

      14.4 Integration; Waiver. This Agreement, together with the Schedules and Exhibits hereto, embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

      14.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State in which the Property is located except to the extent its conflict of law principles would direct the application of the law of a different state or forum.

      14.6 Captions Not Binding; Schedules and Exhibits. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. All Schedules and Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

      14.7 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      14.8 Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

      14.9 Notices. Any notice, request, demand, consent, approval and other communications under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the date when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service) or three (3) business days after being mailed by prepaid registered or certified mail, return receipt requested, to the address for each party set forth below. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

                    IF TO BUYER:

                        c/o The Taubman Company
                        200 East Long Lake Road
                        Bloomfield Hills, Michigan 48304
                        Attention:  Cordell A. Lietz


                    COPY TO:

                        Miro Weiner & Kramer
                        500 North Woodward Avenue, Suite 100
                        Bloomfield Hills, Michigan 48303
                        Attention: Chris Heaphy

                    IF TO SELLER:

                        c/o The Prudential Insurance Company of America 8 Campus Drive, 4th Floor
                        Arbor Circle South
                        Parsippany, New Jersey 07054
                        Attention:  Steve Vittorio

                    COPY TO:

                        The Prudential Insurance Company of America
                        8 Campus Drive, 4th Floor
                        Arbor Circle South
                        Parsippany, New Jersey 07054
                        Attention:  John L. Westney, Jr.
                                    Division Counsel

     14.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

     14.11 No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Buyer agrees (a) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith (except in the event Buyer commences an action for specific performance of Seller's obligations hereunder) and (b) to indemnify Seller against all costs, expenses and damages, including, without limitation, reasonable attorneys' fees and disbursements, incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument not permitted hereunder.

     14.12 Additional Agreements; Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction; provided, however, that the execution and delivery of such documents by such party shall not result in any additional liability or material cost to such party.

     14.13 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment, Schedule or Exhibit hereto.

      14.14 ERISA.

            (a) Buyer hereby represents and warrants to Seller that, as of the date hereof and as of the Closing Date:

                    (i) Buyer's rights under this Agreement do not, and upon its acquisition by Buyer the Property shall not, constitute "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101, because one or more of the following circumstances are true:

                        (x) Equity interests in Buyer are publicly offered securities, within the meaning of C.F.R. Section 2510-.3-101(b)(2);

                        (y) Less than twenty-five percent (25%) of all equity interests in Buyer are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2);

                        (z)   Buyer   qualifies  as  an   "operating   company,"
                              "venture capital operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c)(d) or (e).

                   (ii) Buyer is not a "governmental plan" within the meaning of
                        Section 3(32) of the Employee Retirement Income Security Act of 1974 and the execution of this Agreement and the purchase of the Property by Buyer is not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

            (b) Seller represents and warrants to Buyer, as of the date hereof and as of the Closing Date:

                    (i) The source of funds from which  Seller owns the Property is Seller's "insurance company general account," as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Exemption 95-60 ("PTE 95-60").

                   (ii) Seller satisfies all of the applicable requirements of
                        Sections I and IV of PTE 95-60.

      14.15 Business Day. As used herein, the term "business day" shall mean any day other than a Saturday, Sunday, or any Federal or State of holiday.

      14.16 Seller's Maximum Aggregate Liability. Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Seller pursuant hereto or in connection herewith, the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer, under this Agreement (including, without limitation, the breach of any representations and warranties contained herein) and any and all documents executed pursuant hereto or in connection herewith
             (including,  without limitation,   any  Seller's  estoppel  letter
             provided in accordance with the terms of Section 6.3(e) hereof), for which a claim is timely made by Buyer shall not exceed Three Million Five Hundred Thousand Dollars ($3,500,000). The provisions of this section shall survive the Closing and shall not be merged therein for a period of one (1) year.

      14.17 Like-Kind Exchange. Buyer agrees to cooperate reasonably with Seller in effecting an exchange transaction which includes the Property, pursuant to Section 1031 of the United States Internal Revenue Code, provided that any such exchange transaction, and the related documentation, shall: (a) be at the sole cost and expense of Seller, (b) not require Buyer to execute any contract, make any commitment, or incur any obligations, contingent or otherwise, to any person or entity, (c) not cause Buyer to be liable or potentially liable for any environmental conditions affecting property other than the Property, (d) not delay the closing of the Transaction, (e) not include Buyer's acquiring title to any property other than the Property or otherwise becoming involved in a transaction with a third party, and (f) not relieve or release Seller from any of its obligations hereunder and not otherwise be contrary to or inconsistent with the terms of this Agreement. Notwithstanding anything to the contrary contained herein, Buyer is not to incur any, and Seller shall reimburse, indemnify and hold Buyer harmless from, any and all costs, expenses and liabilities incurred solely from Buyer's accommodation of such tax deferred exchange, including, without limitation, reasonable attorneys' fees, and any title or escrow fees or expenses. The obligations of Buyer and Seller under this section shall survive the Closing and shall not be merged therein.

      IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed on its behalf on the day and year first above written.

                                             ONE FEDERAL STREET JOINT VENTURE

                                       By:   THE PRUDENTIAL INSURANCE
                                             COMPANY OF AMERICA, general partner

                                       By:/s/ Steven G. Vittorio
                                          --------------------------------------
                                              Name: Steven G. Vittorio
                                                    ----------------------------
                                              Its: Vice President
                                                   -----------------------------
                                              Date: July 22, 1997
                                                    ----------------------------


                                             THE TAUBMAN REALTY GROUP LIMITED
                                             PARTNERSHIP

                                       By:/s/ Cordell A. Lietz
                                          --------------------------------------
                                          Name: Cordell A. Lietz
                                                --------------------------------
                                          Its: Authorized Signatory
                                               ---------------------------------
                                          Date: July 18, 1997
                                                --------------------------------

The undersigned  has executed this Agreement  solely to confirm its agreement to
(i) hold the Escrow Deposits in escrow in accordance with the provisions hereof and (ii) comply with the provisions of Article 12 and Section 14.2.



FIRST AMERICAN TITLE INSURANCE COMPANY


By:/s/ Marylou Kennedy
   -----------------------------------------------
   Name: Marylou Kennedy
         -----------------------------------------
   Its: Vice President and Senior National Counsel
        ------------------------------------------
   Date: July 24, 1997
         -----------------------------------------